 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statements on Form  F-3 File No. 333-191842 and File No. 333-193350 and related Prospectus of Top Image Systems Ltd. and to the incorporation by reference therein of our reports dated March 21, 2013, with respect to the consolidated financial statements of Top Image Systems Ltd. for the years ended December 31, 2012 and 2011, included in its Annual Report on Form 20-F for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel January 29, 2014	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER
A member of Ernst & Young Global